Exhibit 10.1
Exhibit 10.1

ENCORE CAPITAL GROUP, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM GUIDELINES

Approved by the Board of Directors effective June 12, 2026

ENCORE CAPITAL GROUP, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM GUIDELINES

Table of Contents

Section 1        Definitions

Section 2        Purpose of Guidelines

Section 3        Term of Guidelines; Amendment and Termination of Guidelines

Section 4        Administration

Section 5        Eligibility and Participation

Section 6        Compensation

Section 7        Miscellaneous

ENCORE CAPITAL GROUP, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM GUIDELINES

1.0DEFINITIONS

The following terms shall have the following meanings unless the context indicates otherwise:

1.1“2017 Plan” shall mean the Company’s 2013 Incentive Compensation Plan or the 2017 Incentive Award Plan, as applicable, as such plans may be amended, modified, or supplemented from time to time, and any successors to such plans.

1.2“Annual Meeting Date” shall mean the date of the Company’s annual meeting of shareholders for a given calendar year.

1.3“Beneficiary” shall mean a beneficiary or beneficiaries designated in writing by a Non-Employee Director to receive any compensation under these Guidelines in the event of a Non-Employee Director’s death. If no Beneficiary is designated by the Non-Employee Director, then the Non-Employee Director’s estate shall be deemed to be the Non-Employee’s Beneficiary.

1.4“Board" shall mean the Board of Directors of the Company.

1.5“Business Day” means any day that is not a Saturday, Sunday, or other day on which banking corporations in San Diego, California, are authorized or required by law to close.

1.6“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, including applicable regulations promulgated thereunder.

1.7“Committee” shall mean the Board’s Compensation Committee.

1.8“Company” shall mean Encore Capital Group, Inc., a Delaware corporation.

1.9“Deferred Compensation Plan” means the Company’s Non-Employee Director Deferred Stock Compensation Plan, as such plan may be amended, modified, or supplemented from time to time, and any successor to such plan.

1.10“Director Service Year” shall mean the period beginning on a given Annual Meeting Date and ending on the date immediately preceding the next Annual Meeting Date.

1.11“Effective Date” shall mean June 12, 2026.

1.12“Equity Award” shall mean either a Stock Award or an RSU Award.

1.13“Equity Award Agreement" shall mean a written agreement between the Company and a Non-Employee Director that establishes the terms, conditions, restrictions and/or limitations applicable to an Equity Award in addition to those established by these Guidelines and by the Committee's exercise of its administrative powers; provided, however, that if a Non-Employee Director defers receipt of any Equity Award pursuant to the Deferred Compensation Plan, then such Non-Employee Director’s deferral election, coupled with the terms and conditions set forth in the Deferred Compensation Plan, shall be deemed to constitute an “Equity Award Agreement.”

1.14“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including applicable regulations promulgated thereunder.

1.15“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.

1.16“Fair Market Value of a Share" shall mean:

(a)if Shares are readily tradable on a national securities exchange or other market system, the closing price of a Share on the principal trading market for the Shares on the date of calculation (or on the last preceding trading date if Shares were not traded on such date), or

(b)if Shares are not readily tradable on a national securities exchange or other market system:

(i)the book value of a Share as of the last day of the last completed fiscal quarter preceding the date of calculation; or

(ii)any other value as otherwise determined in good faith by the Board.

1.17“Guidelines” shall mean the Encore Capital Group, Inc. Non-Employee Director Compensation Program Guidelines.

1.18“Non-Employee Director” shall mean a member of the Board who is not an employee of the Company.

1.19“Quarterly Payment Date” shall mean September 1st, December 1st, March 1st, and June 1st in a given Director Service Year. By way of example, if the Annual Meeting Date for 20XX is June 15, 20XX and the Annual Meeting Date for 20YY is June 16, 20YY, then the “Quarterly Payment Dates” for the Director Service Year beginning on June 15, 20XX and ending on June 16, 20YY will be September 1, 20XX, December 1, 20XX, March 1, 20YY, and June 1, 20YY.

1.20“RSU Award” shall mean an Equity Award granted in the form of restricted stock units, and which shall be paid in Shares to the Non-Employee Director (or to his or her Beneficiary) pursuant to the terms of the Equity Award Agreement evidencing such Equity Award.

1.21“Share” shall mean a share of the Company’s common stock, $.01 par value.

1.22“Stock Award” shall mean an Equity Award granted in the form of Shares, and which shall be delivered to the Non-Employee Director (or his or her Beneficiary) in accordance with Section 6 below.

1.23“Stock Ownership and Retention Guidelines” means the Company’s Stock Ownership and Retention Guidelines as adopted by the Board, as such guidelines may be amended, supplemented, and modified from time to time.

1.24“Treasury Regulation” shall mean the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.

1.25“Voting Members” shall have the meaning set forth in Section 6.4.

2.0PURPOSE OF GUIDELINES

2.1Purpose. The purpose of these Guidelines is to implement and administer the Company’s compensation program for Non-Employee Directors, which was originally adopted by the Board on December 7, 2011; amended by the Committee on May 13, 2014; further amended by the Board on December 17, 2014, effective January 1, 2015; further amended by the Board on April 21, 2016, effective June 1, 2016; further amended by the Board on December 6, 2017, effective on January 1, 2018; further amended by the Board on August 28, 2018, effective on September 1, 2018; further amended by the Board on June 17, 2020; further amended by the Board effective on June 10, 2022; further amended by the Board effective on June 7, 2024, and further amended by the Board effective on the Effective Date.

2.2ERISA. The director compensation program is not intended to be an employee benefit plan under ERISA, and thus the program and these Guidelines are intended to not be subject to ERISA.

2.3Code Section 409A. The program and these Guidelines are intended to be fully compliant with Code Section 409A.

3.0TERM OF GUIDELINES; AMENDMENT AND TERMINATION OF GUIDELINES

3.1Term. These Guidelines shall be effective as of the Effective Date and shall terminate only when terminated by the Committee in accordance with Section 3.2 below.

3.2Termination of Guidelines. The Committee may suspend or terminate these Guidelines at any time with or without prior notice; provided, however, that no action authorized by this Section 3.2 shall reduce the amount of any outstanding Equity Award or otherwise adversely change the terms and conditions thereof without the Non-Employee Director’s prior written consent.

3.3Amendment of Guidelines. The Committee may amend these Guidelines at any time with or without prior notice; provided, however, that no action authorized by this Section 3.3 shall reduce the amount of any outstanding Equity Award or otherwise adversely change the terms and conditions thereof without the Non-Employee Director’s prior written consent.

3.4Amendment or Cancellation of Equity Award Agreements. Subject to the provisions of the 2017 Plan, the Committee may amend or modify any Equity Award Agreement at any time; provided, however, that if the amendment or modification adversely affects the Non-Employee Director, such amendment or modification shall be by mutual agreement between the Committee and the Non-Employee Director or such other persons as may then have an interest therein.

3.5Restrictions to Amendment of Guidelines. Notwithstanding anything contained in these Guidelines to the contrary, any amendment to these Guidelines or to any Equity Award Agreement that would result in compensation payable under these Guidelines to be subject to the penalty tax imposed by Code Section 409A shall be null and void and of no effect as if these Guidelines had never been amended.

4.0ADMINISTRATION

4.1Responsibility. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer these Guidelines in accordance with its terms.

4.2Award Agreement. Each Equity Award granted under these Guidelines shall be evidenced by an Equity Award Agreement, which shall be signed by an authorized officer of the Company and the Non-Employee Director; provided, however, that in the event of any conflict between a provision of these Guidelines or the 2017 Plan and any provision of an Award Agreement, the provisions of these Guidelines or the 2017 Plan, as the case may be, shall control and prevail.

4.3Authority of the Committee. The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to these Guidelines, including but not limited to the following:

(a)to determine eligibility for participation in these Guidelines;

(b)to determine the number of Shares underlying an Equity Award granted under these Guidelines;

(c)to grant Equity Awards to, and to enter into Award Agreements with, Non-Employee Directors;

(d)to supply any omission, correct any defect, or reconcile any inconsistency in these Guidelines in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

(e)to issue administrative guidelines as an aid to administer these Guidelines and make changes in such administrative guidelines as it from time to time deems proper;

(f)to make rules for carrying out and administering these Guidelines and make changes in such rules as it from time to time deems proper;

(g)to the extent permitted under these Guidelines, grant waivers of Guidelines terms, conditions, restrictions, and limitations;

(h)to maintain these Guidelines’ full compliance with the 2017 Plan and Code Section 409A; and

(i)to take any and all other actions it deems necessary or advisable for the proper operation or administration of these Guidelines.

4.4Action by the Committee. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee.

4.5Delegation of Authority. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties under this Section 4.5, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under these Guidelines. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of these Guidelines and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

4.6Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee shall be binding and conclusive on all Non-Employee Directors and their heirs, successors, and legal representatives.

4.7Liability. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of these Guidelines have been delegated.

4.8Indemnification. The Company shall indemnify members of the Committee and any agent of the Committee against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of these Guidelines, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

5.0ELIGIBILITY AND PARTICIPATION

5.1Eligibility. All Non-Employee Directors shall be eligible to participate in the Company’s director compensation program and to receive compensation in accordance with these Guidelines.

5.2Participation. Each Non-Employee Director shall participate in the Company’s director compensation program and receive compensation in accordance with these Guidelines.

5.3Waiver of Compensation under These Guidelines. A Non-Employee Director may waive all or a portion of his or her compensation under these Guidelines at any time, provided that such waiver is in writing and provided that such waiver does not violate Code Section 409A.

6.0COMPENSATION

6.1Annual Cash Compensation. For each Director Service Year, each Non-Employee Director shall receive the following cash compensation for their annual service on the Board:

(a)An annual cash retainer of $75,000;

(b)If the Non-Employee Director is Chairman of the Board, an additional annual cash retainer of $120,000;

(c)If the Non-Employee Director is the chair of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Risk Committee or any other standing committee of the Board, an annual cash retainer of $25,000 for each position as chair;

(d)If the Non-Employee Director is a member (but not chair) of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Risk Committee, or any other standing committee established by the Board, an annual cash retainer of $10,000 for each position as member; and

(e)A $1,000 per meeting committee service fee for each committee of the Board on which the Non-Employee Director serves, for any committee meeting starting with the seventh (7th) meeting of such committee in a Director Service Year.

The cash payments under Sections 6.1(a), 6.1(b), 6.1(c), and 6.1(d) shall be paid quarterly, in arrears, as follows: 25% of each applicable payment shall be paid on or before the 5th Business Day following each Quarterly Payment Date for such Director Service Year. On each Quarterly Payment Date in a given Director Service Year, the Company shall determine the number of meetings held by each committee of the Board during such Director Service Year and, if such committee has met seven or more times during such Director Service Year, then the Company will also make cash payments to the members of such committee under Section 6.1(e) on such Quarterly Payment Date. If a Non-Employee Director’s service on the Board, on a given committee, or as Chairman of the Board or chair of a committee is less than the entire Director Service Year, then the above amounts shall be prorated to reflect the Non-Employee Director’s actual period of service on the Board, on a given committee, or as Chairman of the Board or chair of a given committee.

6.2Equity Awards. In addition to the annual cash compensation set forth in Section 6.1, for each Director Service Year, each Non-Employee Director shall receive an annual Equity Award retainer with a grant date fair market value equal to $180,000, to be granted on the 5th Business Day following the Annual Meeting Date for such Director Service Year; provided that if a person becomes a Non-Employee Director on a date other than the Annual Meeting Date for such Director Service Year, then the annual Equity Award retainer amount will be prorated to reflect the number of days remaining in such Director Service Year and the prorated annual Equity Award shall be granted on the 5th Business Day following the date the Non-Employee Director becomes a member of the Board.

6.3Terms and Conditions of Equity Awards. The Committee, in its sole discretion, may grant either Stock Awards or RSU Awards, or a combination of both. Equity Awards shall have the following terms and conditions:

(a)Each Equity Award shall be issued pursuant to and shall be subject to the 2017 Plan.

(b)Each Equity Award (other than Stock Awards) shall be evidenced by an Equity Award Agreement signed by the Non-Employee Director to whom it is granted and an authorized official of the Company.

(c)The number of shares underlying each Equity Award shall be determined by dividing the applicable dollar amount of the Equity Award by the Fair Market Value of a Share on the date of grant, rounded down to whole Shares (i.e., any fractional shares shall be disregarded);

(d)Equity Awards shall be fully vested on the date of grant;

(e)Subject to the following sentence, all Shares underlying all Equity Awards granted to any Non-Employee Director shall be subject to the Stock Ownership and Retention Guidelines. Notwithstanding the foregoing, however, if the Equity Award is a Stock Award that is not deferred by the Non-Employee Director pursuant to Section 6.6, then the Non-Employee Director may sell a portion of the Shares issued pursuant to such Stock Award equal to an amount that would satisfy statutory minimum federal (including FICA and Social Security), state and local tax withholding requirements;

(f)If the award is a Stock Award that is not deferred pursuant to Section 6.6 below, then Shares (including appropriate legends if in certificate form) shall be issued in the Non-Employee Director’s name as soon as practicable after the applicable grant date;

(g)If the award is an RSU Award that is not further deferred pursuant to Section 6.6 below, Shares underlying such RSU Award shall be issued to the Non-Employee Director within 10 Business Days following the date that the Non-Employee Director is no longer a member of the Board;

(h)Stock Awards that have not been deferred pursuant to Section 6.6 shall have full voting and dividend rights in the same manner and to the same extent as such rights are extended to the Company’s shareholders; and
(i)RSU Awards shall have no voting rights but shall have dividend equivalent rights as set forth in the Equity Award Agreements for such RSU Awards.

6.4Clawback. Notwithstanding anything contained in these Guidelines to the contrary, if a Non-Employee Director is determined, in the sole discretion of the affirmative vote of not less than a majority of the entire membership of the Board (excluding the Non-Employee Director whose compensation is at issue) (the “Voting Members”), by a resolution duly adopted by the Voting Members, to have not earned all or a portion of any compensation received from the Company because the Non-Employee Director has acted in a manner that is not in the Company’s best interests or has failed to act in a manner that is in the Company’s best interests during such member’s tenure on the Board or as a result of his or her failure to complete a full term of Board service for any reason, then, at the sole discretion of the Voting Members, any cash or Equity Award, or any portion thereof as determined by the Voting Members, held by such Non-Employee Director, shall as of the date of the adoption of such resolution be subject to forfeiture and all rights of the Non-Employee Director to or with respect to such forfeited cash and/or Equity Award shall terminate. With respect to any cash compensation or Shares actually received by such Non-Employee Director, if so resolved by the Voting Members in accordance with these Guidelines, at the Voting Members’ sole discretion, the Non-Employee Director may be required to pay back to the Company all or any portion of such cash compensation or deliver back to the Company all or any portion of such Shares as determined by the Voting Members. In the event that the Voting Members’ determination is based upon such Non-Employee Director’s action or inaction, as described above, then the Voting Members may consider whether any such repayment shall be assessed based on compensation received either at or after the time of the action or inaction. The Voting Members may also consider, if relevant, whether a prorated amount should be calculated for service rendered as a Board member, if the Non-Employee Director resigns before completing his or her service period as contemplated by periodic compensation payments.

6.5Expenses. The Company shall promptly reimburse a Non-Employee Director for his or her reasonable expenses reasonably incurred in connection with his or her service to the Board and the Company, subject to the Company’s reimbursement policy and the submission of written receipts or other valid documentation.

6.6Deferral. A Non-Employee Director may defer any compensation paid or granted under these Guidelines pursuant to the Deferred Compensation Plan.

6.7Stock Ownership and Retention Guidelines. Each Non-Employee Director will be subject to the Company’s Stock Ownership and Retention Guidelines.

7.0MISCELLANEOUS

7.1Listing of Awards and Related Matters. If at any time the Committee determines that the listing, registration or qualification of Equity Awards on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Equity Award, such Equity Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

7.2No Right, Title, or Interest in Company Assets. Non-Employee Directors shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under these Guidelines. Nothing contained in these Guidelines, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Non-Employee Director, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under these Guidelines, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in these Guidelines.

7.3No Right to Continued Service. A Non-Employee Director's rights, if any, to continue to serve the Company as a member of the Board or otherwise shall not be enlarged or otherwise affected by these Guidelines, and the Company reserves the right to terminate the Non-Employee Director’s service to the Company in accordance with Company’s by-laws.

7.4Awards Subject to Foreign Laws. The Committee may grant Equity Awards to individual Non-Employee Directors who are subject to the tax and/or other laws of nations other than the United States, and such Equity Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action that it deems advisable to obtain approval of such Equity Awards by the appropriate foreign governmental entity; provided, however, that no such Equity Awards may be granted pursuant to this Section 7.4 and no action may be taken which would result in a violation of the Exchange Act or any other applicable law.

7.5Governing Law. The Guidelines, all cash compensation and Equity Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

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